Geeknet Announces Second Quarter 2013 Financial Results

Revenue increases 24% in second quarter to $22.0 million

FAIRFAX, Va., Aug. 1, 2013 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced financial results for the second quarter ended June 30, 2013.

(Logo: http://photos.prnewswire.com/prnh/20120510/MM05555LOGO)

Total revenue for the second quarter of 2013 was $22.0 million, an increase of 24 percent from $17.8 million for the second quarter of 2012. Historical results have been recast to present the results of the media business in discontinued operations as a result of the sale of the media business in September 2012. Net loss from continuing operations for the second quarter of 2013 was $1.5 million or $0.22 per diluted share, which included severance and other expenses related to leadership team changes totaling $538,000. Net income from continuing operations for the second quarter of 2012 was $1.3 million or $0.20 per diluted share, which included a $4 million gain on the sale of the Collabnet investment.

Adjusted EBITDA loss for the second quarter of 2013 was $356,000, compared to an adjusted EBITDA loss of $1.8 million for the same period a year ago. A reconciliation of net loss as reported to adjusted EBITDA is included in this release.

Second Quarter Highlights:

  Website orders received increased by 6% compared to the second quarter of 2012
  Launched over 500 new products, including 92 exclusive products
  Total cash and investments at the end of the second quarter 2013 was $48 million, compared to $35 million in the second quarter of 2012.

"ThinkGeek had a good second quarter and a successful first half of the year," said Kathryn McCarthy, Chief Executive Officer. "We continued to make year over year progress in our operating metrics and created excitement in our community by delivering over 500 new products. We were also pleased to see an increase in sales through our wholesale channel and our custom GeekLabs products. Looking to the second half of the year, the team is focused on planning and preparing for the holiday season and we are excited about the new products the ThinkGeek team will bring to life."

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 2:00 pm ET on August 1, 2013 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. An audio replay will be available between 5:00 pm ET on August 1, 2013 and 11:59 pm ET on August 3, 2013 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 11720751.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before gain on sale of non-marketable securities, interest and other expense, income taxes, stock-based compensation and depreciation and amortization. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

About Geeknet, Inc.

ThinkGeek, a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community. Since 1999, ThinkGeek has sought to provide tech, gadget, and toy-obsessed communities with all the things geeks crave. ThinkGeek was founded to serve the distinct needs and interests of technology professionals and enthusiasts and today has grown to become the first choice for innovative and imaginative products that appeal to the geek in everyone. Want to learn more? Check out thinkgeek.com or geek.net.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding customer satisfaction, the customer experience, the business opportunity, improving the brand, revenue growth and profitability. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management's strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GKNT-F

GEEKNET, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenue	$22,004	$17,804	$41,561	$35,314
Cost of revenue	17,595	15,708	33,532	30,651
Gross margin	4,409	2,096	8,029	4,663
Operating expenses:
Sales and marketing	1,919	1,798	3,642	3,375
Technology and design	1,494	877	2,898	1,675
General and administrative	2,473	2,521	5,257	4,994
Total operating expenses	5,886	5,196	11,797	10,044
Loss from operations	(1,477)	(3,100)	(3,768)	(5,381)
Gain on sale of non-marketable securities	—	4,021	—	4,021
Interest and other income (expense), net	(13)	(42)	(27)	(45)
(Loss) income from continuing operations before income taxes	(1,490)	879	(3,795)	(1,405)
Income tax (benefit) provision	—	(412)	3	(533)
Net (loss) income from continuing operations	(1,490)	1,291	(3,798)	(872)
Discontinued operations:
(Loss) income from discontinued operations, net of tax	(41)	318	(69)	360
Net (loss) income	$ (1,531)	$ 1,609	$ (3,867)	$ (512)
(Loss) income per share from continuing operations:
Basic	$ (0.22)	$ 0.20	$ (0.57)	$ (0.14)
Diluted	$ (0.22)	$ 0.20	$ (0.57)	$ (0.14)
(Loss) income per share from discontinued operations:
Basic	$ (0.01)	$ 0.05	$ (0.01)	$ 0.06
Diluted	$ (0.01)	$ 0.05	$ (0.01)	$ 0.06
Net (loss) income per share:
Basic	$ (0.23)	$ 0.25	$ (0.58)	$ (0.08)
Diluted	$ (0.23)	$ 0.25	$ (0.58)	$ (0.08)
Shares used in per share calculations:
Basic	6,638	6,442	6,612	6,409
Diluted	6,638	6,473	6,612	6,409

GEEKNET, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 47,654	$ 57,294
Accounts receivable, net of allowance of $14 as of June 30, 2013 and December 31, 2012	2,950	1,050
Inventories, net	14,270	16,657
Prepaid expenses and other current assets	7,372	7,013
Total current assets	72,246	82,014
Property and equipment, net	2,897	3,523
Other long-term assets	335	335
Total assets	$ 75,478	$ 85,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,374	$ 11,641
Deferred revenue	2,041	2,303
Accrued liabilities and other	1,602	2,816
Total current liabilities	9,017	16,760
Other long-term liabilities	14	29
Total liabilities	9,031	16,789
Commitments and Contingencies (Note 8)
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—

Common stock, $0.001 par value; authorized — 25,000; issued — 6,875 and 6,738 shares, as of June 30, 2013 and December 31, 2012, respectively; outstanding — 6,658 and 6,555 shares as of June 30, 2013 and December 31, 2012, respectively	7	7
Treasury stock	(2,716)	(2,182)
Additional paid-in capital	816,176	814,411
Accumulated other comprehensive income	16	16
Accumulated deficit	(747,036)	(743,169)
Total stockholders' equity	66,447	69,083
Total liabilities and stockholders' equity	$ 75,478	$ 85,872

GEEKNET, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands,unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities from continuing operations:
Net loss	$ (3,867)	$ (512)
Loss (income) from discontinued operations, net of tax	69	(360)
Loss from continuing operations	(3,798)	(872)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation expense	630	746
Stock-based compensation expense	1,464	2,006
Provision for bad debts	(3)	11
Provision for excess and obsolete inventory	427	263
Provision for returns	392	416
Gain on sale of non-marketable securities	—	(4,021)
Loss on sale of assets, net	2	14
Changes in assets and liabilities:
Accounts receivable	(1,897)	20
Inventories	1,960	(2,488)
Prepaid expenses and other assets	(359)	(1,668)
Accounts payable	(6,267)	(1,051)
Deferred revenue	(262)	(496)
Accrued liabilities and other	(1,606)	(1,788)
Other long-term liabilities	(15)	5
Net cash used in operating activities	(9,332)	(8,903)
Cash flows from investing activities:
Purchase of property and equipment	(5)	(101)
Proceeds from sale of non-marketable equity investment	—	6,000
Net cash (used in) provided by investing activities	(5)	5,899
Cash flows from financing activities:
Proceeds from issuance of common stock	272	191
Repurchase of stock	(534)	(452)
Net cash used in financing activities	(262)	(261)
Cash flows from discontinued operations:
Net cash (used in) provided by operating activities	(41)	1,701
Net cash used in investing activities	—	(737)
Net cash (used in) provided by discontinued operations	(41)	964
Net decrease in cash and cash equivalents	(9,640)	(2,301)
Cash and cash equivalents, beginning of year	57,294	36,910
Cash and cash equivalents, end of period	$ 47,654	$ 34,609

GEEKNET, INC. RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (In thousands,unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net (loss) income - as reported	$ (1,531)	$ 1,609	$ (3,867)	$ (512)
Reconciling items:
Loss (income) from discontinued operations - net of tax	41	(318)	69	(360)
Gain on sale of non-marketable securities	—	(4,021)	—	(4,021)
Interest and other expense, net	13	42	27	45
(Benefit) provision for income taxes	—	(412)	3	(533)
Stock-based compensation expense
included in cost of revenues	34	67	(120)	174
Stock-based compensation expense
included in operating expenses	773	892	1,584	1,832
Depreciation expense	314	362	630	746
Adjusted EBITDA	$ (356)	$ (1,779)	$ (1,674)	$ (2,629)

CONTACT: Stacie Bosinoff or Nicole Gunderson of The Blueshirt Group, (415) 217-7722, ir@geek.net, for Geeknet, Inc.